                                                               EXHIBIT 10(dd)
                               STOCK TRANSFER AGREEMENT


     This STOCK TRANSFER AGREEMENT (the "Agreement") is entered into effective this 28th day of January, 1997 by and between COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation ("CTI") and THERMAL MEDICAL IMAGING, INC., a Nevada corporation ("TMI"). CTI and TMI are sometimes hereafter referred to singularly as a "Party" and collectively as the "Parties."

                                 W I T N E S S E T H:

     WHEREAS, CTI currently owns approximately 19.8% of the outstanding stock of TMI in consideration of capital contributions at formation to TMI and will be assigned, upon the execution hereof, additional shares and options granted to General Secord and David Johnston as directors of TMI;

     WHEREAS, the remaining shares are held by TMI employees or directors, who agreed to serve as employees or directors of TMI in exchange for such shares contemplating an AmCap private offering and subsequent public offering which did not succeed; and

     WHEREAS, TMI has borrowed demand loans, as further stated on EXHIBIT A, from CTI for working capital, and TMI requires additional capital to continue the development of its technology for marketing in North America; and

     WHEREAS, CTI is willing to contribute the additional working capital, as necessary, to TMI to complete certain phases of its remaining initial business plan activities, all on the condition that CTI be entitled to obtain in exchange therefor a controlling eighty percent (80%) interest in the common stock of TMI;

     NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, CTI and TMI do hereby covenant and agree as follows:

     1. TERMS. TMI hereby agrees to convey to CTI 25,500,000 shares of the common stock of TMI, which will convey to CTI controlling ownership of more than 80% of the outstanding common stock of TMI fully diluted, in consideration for which CTI agrees to cancel TMI's outstanding indebtedness and to contribute from time to time certain funds needed to accomplish the objectives of the TMI business plan to present its technology to the FDA and receive a Pre Market Approval ("PMA"). No additional shares will be issued to CTI for subsequent contributions made for the purpose of enabling TMI to achieve its objective of completing clinical trials and obtaining a PMA from the FDA. The parties acknowledge that CTI and TMI will cooperate to enable TMI to conduct clinical trials and proceed to further develop its technology and business plan.

     2. TMI OPERATIONS. The Board of Directors of TMI shall continue to have the authority for managing and operating the business of TMI and to determine the appropriate application of resources which are made available to it by CTI, or which are owned or developed or by TMI. TMI shall have the right to arrange for supplemental working capital debt financing from third party sources for the development of its business if CTI chooses not to contribute for particular expenses or disagrees with the need for any financing desired by the TMI Board of Directors. In such case(s), however, TMI shall notify CTI of its intention to obtain such third party debt financing, after which CTI shall have for a period of fifteen (15) days the exclusive right to advance such funds or arrange alternative debt financing on the same terms.

     3. TRANSFER OF SHARES. Within ten (10) days after execution hereof, TMI shall issue a share certificate representing the number of shares purchased by CTI set forth in paragraph 1, duly executed by authorized officers of TMI. All such shares when issued shall be fully paid and non-assessable shares of TMI.

     4. DILUTION. TMI represents that there are 96 million shares of common stock authorized, and there are 6,453,000 common shares outstanding. There are outstanding options for issuance of up to an additional 880,000 shares. TMI agrees that at all times while CTI owns at least 80% of the outstanding shares of TMI, TMI will not issue any additional shares of stock of TMI to any other party, whether in a private or public offering or otherwise, without the express prior written consent of CTI, which shall not be unreasonably withheld if required according to paragraphs 5 or 10.

     5. OBJECTIVE TO ACHIEVE FDA APPROVAL. The objective of TMI's business plan is to achieve a PMA from the FDA for TMI's use of its technology for the detection of breast cancer. It is the intention, although not the obligation, of CTI that all of the funds it deems reasonably necessary to achieve TMI's business plan to receive FDA approval shall be contributed to TMI by CTI. If CTI is unable or unwilling to contribute the funds reasonably required as needed (at least a quarter in advance) to achieve the PMA, then TMI may negotiate to obtain such additional funds from third parties on terms its Board of Directors deem advisable. If equity financing is arranged, TMI shall notify CTI of the terms of such proposal, which may include amounts greater than needed for the quarter, and CTI shall have the right to first refusal to reasonably match such offer or proposal within 20 days, or TMI may proceed to accept such offer after the 20 days and issues shares or equity accordingly. In such case where equity financing is required from a third party to operate TMI in such a manner to enable TMI to achieve the PMA from the FDA, (provided TMI has expended all of its available funds only for operations and development required to produce its technology and to achieve the PMA) only CTI's interest shall be diluted and the Board of Directors may issue shares, or CTI shall surrender such shares, as required to prevent the other shareholders from further dilution.

     6. PRIOR LOANS CANCELLED. At present, demand loans from CTI to TMI in the outstanding principal amount of about $700,000 (the "Loan") are outstanding. Those loans were made to enable TMI to proceed toward clinical trials. CTI hereby contributes the existing balance of the Loan to TMI as a contribution to capital.

     7. ORIGINAL LICENSE AGREEMENT. TMI and CTI entered into a License Agreement (the "Original License Agreement") under which CTI licensed certain thermal imaging technologies to TMI. TMI agreed to purchase thermal imaging units from CTI on terms and conditions set forth therein, and to pay an initial license fee of $2,500,000.00 (the "Initial License Fee"). In lieu of payment of the Initial License Fee, TMI executed in August 1996 in a Promissory Note (the "License Fee Note") in the original principal amount of $2,500,000.00 payable to CTI in one year. CTI hereby contributes such indebtedness evidenced by the License Fee Note to TMI as a contribution to capital and will cancel the License Fee Note. This cancellation of indebtedness constitutes additional consideration for the execution of this Agreement.

     8.   NEW LICENSE AGREEMENT.   Due to changed circumstances, the Parties
hereby agree to enter into a novation of the Original License Agreement by entering a new license agreement for the purpose of redefining the Parties rights and obligations (the "New License Agreement"). The New License Agreement shall achieve the essential purposes of the Original License Agreement, which are to obligate CTI to license all of its rights, title, and interest in its CTI technology and trade secrets with respect to the operation of its Computerized Thermal Imaging units and quantative thermal assessment laboratory and protocol concepts solely and exclusively for use for detection of breast cancer in North America. The New License Agreement will provide, among other things:

          (a) There will be no Initial License Fee charged to TMI but TMI shall compensate CTI on a reasonable basis for its license;

          (b) The thermal imaging units will not be priced or sold to TMI on a per unit basis, but instead CTI shall be compensated on some other mutually agreeable or reasonable formula, such as a per/unit or software royalty or percentage of Hospital Use Agreement revenue stream;

          (c) CTI will reserve to TMI all manufacturing rights for production of the thermal imaging hardware units and of the software developed for breast cancer related applications;

          (d) CTI may not compete with the public with TMI in North America, and TMI cannot use technology licensed to TMI by CTI to compete outside of North America without CTI's consent.

          (e) There shall be cross licenses of all technology for use not in competition. All technology developed by TMI shall be licensed to CTI for use worldwide not in competition with TMI in North America; CTI shall be obligated to license to TMI all technology which it may subsequently develop which may benefit TMI for use in breast cancer imaging in North America, including data base development technology.

          (f) CTI shall have only reasonable operational control to protect its rights under this Agreement, but TMI shall otherwise have the right to determine its marketing strategies. Any changes to Hospital Use Agreements to be employed by TMI must be made only with the consent of CTI, which consent shall not be unreasonably withheld, to enable CTI to protect its products for other medical uses and to prevent unauthorized competition or pricing practices that reasonably would impair the long term value of CTI's products.

          (g) All TMI units and software licensed from CTI placed or sold shall be with the express restriction that such units may not be used except for breast cancer detection in North America;

          (h) CTI shall indemnify, defend, and hold harmless TMI from any litigation or claims which might be initiated by contractors with CTI and there shall be a mutual covenant from TMI;

          (i) Either TMI or CTI may patent in its name the technology that it develops, or if the developer chooses not to prosecute the patent, the other Party may prosecute the patent in its name, which technology shall be subject to the cross license; and

          (j) An arbitration clause shall resolve any disputes, including the setting of any royalty or revenue sharing percentages as shall be deemed reasonable as may be required for subsequent adjustments.


     9. EQUIPMENT FINANCING FOR TMI. The contributions to be made by CTI do not include any equipment financing. The equipment financing requirements of TMI are separate. CTI may or may not arrange or guarantee equipment financing on behalf of TMI, but the terms of such guaranty or consideration are separate and distinct from the consideration set forth under this Agreement. If TMI arranges third party financing to achieve equipment financing or working capital financing to achieve its business plan of receiving FDA approval, TMI must give at least twenty (20) days notice to CTI to allow CTI the exclusive right to arrange substitute financing on the same or better terms. Nevertheless, CTI may arrange third party financing to achieve a material portion of the anticipated funds.

     10. FURTHER DILUTION. The Parties acknowledge that three employees of TMI currently have agreements limiting dilution of their shares in TMI until after this issuance of shares to CTI. Therefore, CTI acknowledges that Ken Dodd, Simona Gallagher, and Bill Black will be issued additional shares subsequent to the transfer of the shares required by paragraph 1 of this Agreement, to comply with such employment terms. TMI shall issue 1,820,000 shares to Mr. Dodd and 500,000 each to the other two employees. In addition, some additional shares or options or warrants may be issued, as deemed advisable by the TMI Board of Directors to compensate employees or to induce appropriate vendors or health care experts to render necessary services to TMI to complete the testing needed to receive a PMA from the FDA. TMI may issue such shares only according to paragraph 4 and to the extent CTI's fully diluted shares equal at least 80% of the outstanding stock. The Parties acknowledge that CTI shall still own, after full dilution, at least 80% of the outstanding common stock of TMI, taking into account all outstanding stock warrants and stock options, as if exercised and other forms of equity issued or to be issued prior to receipt of the PMA from the FDA, provided there are no additional shares issued to third parties pursuant to paragraph 5.

     11. NOTICES. All notices, requests or other communications required or permitted to be delivered hereunder shall be in writing, delivered personally, by registered mail or via confirmed facsimile or similar means of transmission, as follows:

     (a)  If to CTI:
          David B. Johnston, President
          Computerized Thermal Imaging, Inc.
          141 North State Street, Suite 161
          Lake Oswego, Oregon  97034

          WITH A COPY TO:
          Mr. Donald R. Looper
          Looper, Reed, Mark & McGraw
          Nine Greenway Plaza, Suite 1717
          Houston, Texas  77046

     (b)  If to TMI:
          Mr. Kenneth M. Dodd
          Thermal Medical Imaging, Inc.
          30150 Telegraph Road, Suite 177
          Bingham Farms, MI 48025

          WITH A COPY TO:
          Ms. Alexine Jackson
          _____________________________________
          _____________________________________
          _____________________________________


Any notice shall be effective upon receipt at the address stated above. Any party hereto may from time to time designate by notice, as herein provided, any other address to which such notice, request or other communication addressed to it shall be sent.

     12. ASSIGNMENT; SUCCESSORS. The rights and obligations of the parties hereunder and under the documents executed in connection herewith are assignable and transferable in whole but not in part without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Except the parties hereto and their respective permitted assigns and transferees, no other parties shall benefit from or be entitled to enforce any provisions of this Agreement or other rights and obligations arising in connection with this Agreement and the documents executed in connection herewith.

     13. CHOICE OF LAWS; JURISDICTION; VENUE. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to conflicts of laws principles thereof, which substantive laws shall govern any dispute or claim arising under or related to this Agreement.

     14. ARBITRATION. THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY AGREE THAT ANY DISPUTES OR CONFLICTS IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH OF ANY OF THE MATTERS DESCRIBED HEREIN SHALL BE RESOLVED BY BINDING ARBITRATION AT THE WRITTEN ELECTION OF EITHER PARTY HERETO. THE PARTIES IRREVOCABLY AGREE TO BE BOUND BY ALL FINDINGS OF FACT AND CONCLUSIONS OF LAW OF THE ARBITRATOR SELECTED. THE ELECTION OF A PARTY UNDER THIS PARAGRAPH SHALL BE BY DELIVERY OF WRITTEN NOTICE TO THE OPPOSING PARTY; PROVIDED THAT IF A LEGAL PROCEEDING RELATING TO THE SUBJECT DISPUTE HAS PREVIOUSLY BEEN FILED IN ANY COURT OF COMPETENT JURISDICTION, THEN SUCH NOTICE OF ELECTION UNDER THIS PARAGRAPH SHALL BE DELIVERED WITHIN SIXTY (60) DAYS OF THE DATE THE ELECTING PARTY RECEIVES SERVICE OF PROCESS IN SUCH LEGAL PROCEEDING. ANY ARBITRATION SHALL PROCEED IN ACCORDANCE WITH THE RULES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES ("JAMS/ENDISPUTE"), WHICH SHALL BE THE ADMINISTRATIVE AND APPOINTING BODY. JAMS/ENDISPUTE SHALL APPOINT A SOLE ARBITRATOR TO RESOLVE ANY DISPUTE, INCLUDING (1) THE DETERMINATION OF A REASONABLE ROYALTY PERCENTAGE OR FEE THAT MAY BE IN DISPUTE FOR CONTINUED PERFORMANCE UNDER THE NEW LICENSE AGREEMENT WHICH MAY CALL FOR REASONABLE ADJUSTMENTS OR FEES BETWEEN THE PARTIES, AND (2) THE ACTUAL TERMS FOR THE NEW LICENSE AGREEMENT IF THE PARTIES RESTRUCTURING THE

ORIGINAL LICENSE AGREEMENT ARE UNABLE TO REACH A MUTUAL AGREEMENT ON ALL TERMS. THE ARBITRATION SHALL PROCEED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

     15. HEADINGS. Headings used in this Agreement are used for convenience only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

     16. SEVERABILITY. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provisions in this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent then permitted by law.

     17. ENTIRE AGREEMENT. This Agreement, together with any exhibits, attachments or documents executed in connection herewith, supersedes any and all prior or contemporaneous understandings, statements, representations, warranties and agreements, whether written or oral, between the Parties hereto respecting the subject matter hereof.

     18. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature shall be effective in all respects.

     19. AMENDMENTS. This Agreement may not be altered, modified or amended except pursuant to a written instrument executed by all Parties hereto.

     20. FURTHER ASSURANCES. Each of the Parties hereto shall, at any time and from time to time after the date hereof, upon request by legal counsel to CTI or TMI and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required in order to effectuate and consummate the transactions contemplated hereby. TMI hereby represents that the execution of this Agreement has been properly authorized to bind TMI.

     21. THIRD PARTY BENEFICIARIES. Only as expressly set forth in this Agreement, a person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement effective as of the day and year above first written.

                                   CTI:


                                   By: /s/ Richard. Secord
                                      ---------------------------
                                   Name:   Richard V. Secord
                                        -------------------------
                                   Title:    President
                                         ------------------------

                                   TMI:


                                   By:   /s/ Kenneth M. Dodd
                                      --------------------------
                                   Name:    Kenneth M. Dodd
                                        ------------------------
                                   Title:   President
                                         -----------------------
EXHIBITS:

A - Demand Loans

                                   EXHIBIT "A" TO
                               STOCK TRANSFER AGREEMENT

     Each loan made by CTI to cover operating costs of TMI were made on terms that they would be repaid upon demand and that they would not bear interest, subject to a subsequent review depending upon the time over which the loans must remain outstanding before TMI is able to obtain capitalization.

     After the initial capitalization contribution from CTI at $211,636, CTI has made loans to TMI of the following amounts:


Item      Date                Loan                Purpose

1.        October 29, 1996    $ 47,000.00         Wire transfer from CTI to satisfy
                                                  payroll obligations of TMI pending
                                                  capitalization.

2.        November 11, 1996   $105,700.00         Wire transfer from CTI to cover
                                                  accrued TRW expenses and other TMI
                                                  operating expenses.

3.        August 26, 1996     $157,000.00         TMI employees and expenses
                                                  based by check.

4.        January 1997        $ 36,000.00         Transfer for compensation to TMI
                              -----------         employees.

Total Loans Reflected by
Promissory Notes:             $345,700.00
                              -----------
                              -----------

Other amounts spent by CTI for the benefit of TMI but not reflected by promissory notes.


5.        March 1996          $217,000.00         Infrared camera system delivered to
                                                  TMI for use and study at HUH.

6.        June 1996           $ 95,000.00         Delivery of 1 additional systems to TMI
                                                  for clinical study and software
                                                  development and integration.

7.        June 1996           $ 24,877.00         CTI Technical Support Equipment

8.        May 1996            $ 40,000.00         Paid to AmCap for preparation of TMI
                                                  Securities Offering under contract
                                                  payable by TMI.

9.        May 1996            $ 10,000.00         Legal fees to Counsel for AmCap pursuant
                              -----------         to contract required payment by TMI.

               TOTAL          $732,577.00
                              -----------
                              -----------